10-Q

Exhibit 10.107

SECOND AMENDMENT TO MEZZANINE NOTE
(INTERMEDIATE MEZZANINE)

THIS SECOND AMENDMENT TO MEZZANINE NOTE (INTERMEDIATE MEZZANINE), dated as of April 7, 2005 (this Amendment), is made by and between CNL HOTEL DEL INTERMEDIATE MEZZ PARTNERS, LP, a Delaware limited partnership (Mezzanine Borrower) having an office c/o CNL Hotels & Resorts, Inc., Center at City Commons, 450 South Orange Avenue, Orlando, Florida 32801, and GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, having an office at 60 Wall Street, New York, New York 10005 (together with its successors and assigns, Mezzanine Lender).

WHEREAS, Mezzanine Borrower delivered to Mezzanine Lender that certain Mezzanine Note (Intermediate Mezzanine) in favor of Mezzanine Lender in the original principal amount of Twenty Million Dollars ($20,000,000), dated February 9, 2005, as amended pursuant to that certain Amendment to Mezzanine Note (Intermediate Mezzanine), dated as of March 29, 2005 (as amended, the Mezzanine Note), which Mezzanine Note is secured by, among other things, (i) that certain Mezzanine Loan and Security Agreement (Intermediate Mezzanine), dated as of February 9, 2005, by and between Mezzanine Borrower and Mezzanine Lender, and (ii) that certain Pledge and Security Agreement (Intermediate Mezzanine), dated as of February 9, 2005, by and between Mezzanine Borrower and Mezzanine Lender, as each are amended pursuant to that certain Omnibus Amendment to Mezzanine Loan Documents (Intermediate Mezzanine), dated as of March 29, 2005; and

WHEREAS, Mezzanine Borrower and Mezzanine Lender desire to increase the principal amount of the Mezzanine Note and otherwise amend the terms of the Mezzanine Note as provided in this Amendment.

NOW THEREFORE, in consideration of Ten Dollars ($10.00) paid in hand, the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mezzanine Borrower and Mezzanine Lender agree to amend the Mezzanine Note as follows:

1.	Capitalized terms used in this Amendment and not defined herein shall have the respective meanings provided in the Mezzanine Note.

2.	Section 1(b) of the Mezzanine Note is hereby amended as follows:

	(a):	The definition of LIBOR Margin is deleted in its entirety and replaced with the following
"LIBOR Margin shall mean 425 basis points (4.25%) per annum."
	(b)	The definition of Principal Amount is deleted in its entirety and replaced with the following:
“Principal Amount shall mean FORTY MILLION DOLLARS ($40,000,000) or so much as may be outstanding under this Mezzanine Note from time to time."
3.	Except as amended by this Amendment, the Mezzanine Note shall continue to remain in full force and effect.

4.	This Amendment shall be governed by the laws of the State of New York, without regard to choice of law rules.

5.	This Amendment may be executed in one or more counterparts, each of which shall constitute an original and all of which when taken together shall constitute one binding agreement.

6.
The provisions of this Amendment are severable, and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, and not any other clause or provision of this Amendment.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the parties hereto have entered into this Amendment on the date first written above.

-
MEZZANINE BORROWER:

CNL HOTEL DEL INTERMEDIATE MEZZ
PARTNERS, LP, a Delaware limited partnership

By: CNL Hotel Del Intermediate Mezz Partners
GP, LLC, a Delaware limited liability company,
its General Partner

By: /s/ John X. Brady
Name: John X. Brady
Title: Vice President

[Mezzanine Lender signature on following page]

MEZZANINE LENDER:

GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation

By: /s/ Todd O. Sammann
Name: Todd O. Sammann
Title: Vice President

By: /s/ Tobin Cobb
Name: Tobin Cobb
Title: Vice President

10-Q